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                                                              Exhibit No. (3)(i)

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                         DIVISION OF CORPORATION
                                                       FILED 11:00 AM 10/25/1993
                                                              932985163 - 741228


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        GREAT LAKES CHEMICAL CORPORATION
                      (formerly Great Lakes Delaware, Inc.,
                        incorporated on January 26, 1970)

This Certificate as duly adopted in accordance with the provisions of Section 245 of the Delaware General Corporation Law and only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of the Restated Certificate of Incorporation.

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FIRST.   The name of the Corporation is Great Lakes Chemical Corporation.

SECOND. The address of its registered office in the State of Delaware is 229 South State Street in the City of Dover, County of Kent. The name of its registered agent at such address is United States Corporation Company.

THIRD. The nature of the business to be conducted or promoted and the purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is two hundred million shares (200,000,000) of Common Stock with a par value of $1.00 per share.

         No holder of stock of any class, now or hereafter authorized, shall have any preemptive right to subscribe for or purchase, or have offered to him for subscription or purchase, stock of any class, securities convertible into stock of any class, or warrants or other evidences of optional rights to purchase stock of any class, whether issued for cash or other consideration.

FIFTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:
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                  (a)      To make, alter or repeal the By-laws of the
                           Corporation; and

                  (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

SIXTH.           (a)       The number of directors shall be not less than 3 nor
                           more than 11. The exact number of directors shall be such as from time to time shall be fixed by, and in a manner set forth in, the By-laws of the Corporation.
                           No decrease in the number of directors shall shorten the term of any incumbent director.

                  (b) The directors shall be classified with respect to the time for which they shall hold office by dividing them into three classes, each consisting, as nearly as may be possible, of one-third of the whole number of the Board of Directors. At each annual meeting of the stockholders, the successors to the directors whose terms shall expire that year shall be elected to hold office for the term of three years, so that the term of office of one class of the directors shall expire in each year. In any event, each director of the Corporation shall hold office until his successor is duly elected and qualified, subject, however, to prior death, resignation, retirement, or removal from office. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Any vacancy in the Board of Directors or newly created directorship resulting from any increase in the number of directors may be filled by a majority of the directors then in office, excluding any directors who shall theretofore have resigned effective as of a future date, although less than a quorum.

                  (c) No director shall be removed from the Board of Directors by action of the stockholders of the Corporation during his appointed term other than for cause.

                  (d) Advance notice of stockholder nominations for the election of directors shall be given in the manner provided by the By-laws.

SEVENTH. Whenever a compromise or arrangement is proposed between the
         Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of
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                  trustees in dissolution or of any receiver or receivers
                  appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors, or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

EIGHTH. The books of the Corporation may be kept (except as may be otherwise required by law) outside the State of Delaware at such place or places as may be designated from time-to-time by the Board of Directors or in the By-laws of the Corporation. Election of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

NINTH. The Corporation shall indemnify the directors and the officers to the fullest extent permitted by the Delaware General Corporation law. Directors of the Corporation, to the fullest extent permitted by the Delaware General Corporation law, shall not be liable to the Corporation of its stockholders for monetary damages for breach of their fiduciary duty as a director.

TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation.

ELEVENTH.         None of the following transactions may be effectuated unless a meeting of stockholders of the Corporation is held to act thereon and the votes of the stockholders of its voting securities representing at least two-thirds of the votes entitled to be cast are cast in favor thereof:

                  (a) An acquisition by the Corporation of stock of an Interested Party;

                  (b) A sale, lease or exchange of all or the major portion of the assets of the Corporation or an Interested Party to the other;

                  (c) A merger or consolidation to which the Corporation and an Interested Party are parties; or
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                  (d)      An amendment or repeal of this Article.

                  As used in this Article, "Interested Party" means any person, firm or corporation, or any group thereof acting in concert, which owns of record or beneficially, directly or indirectly, more than 10% of any class of the stock of the Corporation.

TWELFTH. Notwithstanding any provision of Delaware Law, or any other provision of this Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation, whether voting as a class of otherwise, must be taken at a duly called annual or special meeting of the stockholders of the Corporation and may not be taken by consent in writing of such stockholders.

                  No amendment to this Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of this Article Twelfth unless such amendment, in addition to receiving any stockholder vote or consent required by the laws of the State of Delaware in effect at the time, shall receive the affirmative vote or consent of the holders of 80% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered separately for purposes of this Article Twelfth.